EXHIBIT 99.1

                      PRESS RELEASE DATED DECEMBER 13, 2001


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GASCO
ENERGY

NEWS RELEASE
FOR IMMEDIATE RELEASE

        GASCO ANNOUNCES UINTA BASIN MESAVERDE DISCOVERY WELL TEST RESULTS
                  SUBSEQUENT WELLS CONFIRM MESAVERDE DISCOVERY


DENVER - December 13, 2001 (PR Newswire) - Gasco Energy Inc. (OTCBB: GASE) today provided an update on the Phillips Federal 31-29, a 12,500-foot discovery well in Gasco's Riverbend Project in Uintah County, Utah. Phillips Petroleum (NYSE:
P), the operator, made these well results, along with those of the Federal 34-29 confirmation well, available to the public via its recent filing with the Bureau of Land Management.

According to the filing, the Phillips Federal 31-29, located in Section 29, Township 9 South, Range 19 East, produced 1,320 thousand cubic feet (Mcf) of natural gas and 251 barrels of water on a 24-hour flow test of the Mesaverde interval. The test occurred in seven fracture-stimulated Mesaverde intervals between 10,014 feet and 12,060 feet using a 50/64-inch choke with a 350-psi flowing tubing pressure. Gasco's working interest in the Mesaverde intervals is 15%. Additionally, the Phillips Federal 31-29 has Wasatch Formation natural gas potential behind pipe. Gasco owns 75% of the Wasatch pay in this well bore.

The Phillips Federal 34-29, located in Section 29, Township 9 South, Range 19 East, approximately three-quarter miles south of the Federal 31-29 well, was set up as a 12,600-foot test of the Mesaverde, Castlegate, and Mancos sands. According to the filing, the Phillips Federal 34-29 produced 648 Mcf of natural gas, 10 barrels of condensate and eight barrels of water on a six-hour flow test of the Mesaverde interval. Gasco's working interest in the Mesaverde intervals is 15%. The test occurred in four fracture-stimulated Mesaverde intervals between 8,936 feet and 11,624 feet using a 16/64-inch choke with a 2,000-psi flowing tubing pressure. The Phillips Federal 34-29 also has Wasatch natural gas potential behind pipe. Gasco owns 75% of the Wasatch pay in this wellbore.

The third well drilled to date, the Federal 24-7, located in Section 7, Township 10 South, Range 18 East, approximately seven miles southwest of the Federal 31-29 and Federal 34-29, is currently completed and waiting on pipeline hook-up. No results from the drilling or completion of this well have been announced. Gasco owns a 20% before-pay-out working interest and a 15% after-pay-out working interest.

The company currently holds an average working interest of 45% in approximately 159,000 gross acres in the Riverbend Prospect. Phillips has the right to earn 80 percent of Gasco's interests within their Area of Mutual Interest with Gasco holding the remaining 20%. Gasco also holds a 75% to 100% interest in up to


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GASCO
ENERGY


150 shallower Wasatch exploitation locations within the AMI. The Uinta Basin has become an area of significant recent activity. A total of 85 wells with significant penetrations into the Mesaverde formation have been successfully drilled and completed over the past 23 months by various large independent exploration and production companies including El Paso Natural Gas, Dominion Resources and Questar Corp.

Mark Erickson, Gasco President and CEO, said, "The results from these wells further confirm and validate our play concept that a large, regionally extensive basin-centered gas accumulation exists within the Mesaverde formation of the Uinta Basin in Utah. The Federal 24-7 stepout along with existing subsurface well control indicate that the current area for Mesaverde exploitation may cover more than 100 square miles. We are a large acreage holder within this area."

About Gasco Energy

Gasco Energy is a Denver-based natural gas and oil exploitation and development company that focuses on natural gas rich prospects in the Rocky Mountain area of the United States. Additionally, the company has an Area of Mutual Interest and Agreement with Burlington Resources covering 332,000 acres in the Greater Green River Basin of Wyoming.

Go to www.gascoenergy.com to learn more about Gasco Energy, Inc.

Forward-looking statements

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Contacts for Gasco Energy, Inc.:
Media:
Mark Erickson, President
King Grant, Chief Financial Officer
(303) 483-0044
Investors Relations:
Peter Forward
(800) 645-9254

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